EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related prospectus of Litchfield Financial Corporation for the registration of 349,768 shaers of its common stock and to the incorporation by reference therein of our report dated February 3, 1996, with respect to the consolidated financial statements of Litchfield Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                             /s/Ernst & Young LLP

                                             ERNST & YOUNG LLP

Boston, Massachusetts
October 10, 1996